BILL OF SALE AND ASSIGNMENT


      This Bill of Sale and Assignment made this as of the 31st day of October, 1995, by Angeles Income Properties, Ltd. V, a California limited partnership ("AIP"), in favor of Angeles Mortgage Investment Trust, a California business trust ("AMIT").

      In consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AIP sells, conveys and assigns to AMIT the following described property located at or related to that certain shopping center known as University Center Phase I and II situated on certain real property legally described on Exhibit A attached hereto (the "Real Estate"), which property is more particularly described as follows:

      1. All equipment, furniture, fixtures, vehicles, maintenance equipment, cleaning supplies, improvements, building supplies and materials and personal property owned by AIP now or hereafter attached to, located in, placed in or necessary to the use, operation, or maintenance of the Real Estate, all plans, specifications and drawings relating to the Real Estate or improvements thereon, as well as all renewals, replacements, proceeds, additions, accessories, increases, parts, fittings, insurance payments, awards and substitutes thereof.

      2. All rents, issues, income, revenues, receipts, fees and profits now due or which may hereafter become due under or by virtue of any lease, license, sublease, contract or other kind of occupancy agreement, whether written or verbal, for the use or occupancy of the Real Estate or any part thereof, together with all security therefor and all monies payable thereunder, and all books and records which contain information pertaining to payments made thereunder or as security therefore.

      3. All awards, compensation or settlement proceeds made by any government or lawful authorities for the threatened or actual taking or damaging by eminent domain the whole or any part of the Real Estate.

      4. All right, title and interest of AIP in and to any licenses, permits, regulatory approvals and government authorizations arising from, issued in connection with or anyway related to the use, occupancy, operation, maintenance or security of the Real Estate, together with all replacements, additions, substitutions and renewals thereof, which may be assigned pursuant to agreement or law.

      5. All accounts receivable, chattel paper, general intangibles, instruments, and all proceeds therefrom, whether cash or non cash, derived by AIP from the use, occupancy or operation of the Real Estate, including without limitation, all third party payments, contract rights and rights to payments arising out of the operation of the improvements located on the Real Estate.

      AIP represents and warrants that it is the sole owner of and has good right and lawful authority to sell, transfer, assign and convey the property described herein, subject to any and all liens and encumbrances of record, and will defend the title thereto against all claims and demands of any persons or entities claiming the same from or through AIP.

      AMIT hereby agrees to assume the responsibilities and obligations of AIP which arise or accrue after the date hereof under those contracts specifically described on Exhibit B attached hereto. Except for those contracts so assumed by AMIT, it is understood and agreed that the assignment of any other contracts or other rights hereunder may be rejected by AMIT at any time, and if any such rejection of any such rights or contracts is made by AMIT, it shall be deemed as though no such assignment of such rejected contracts or rights had been made by AIP to AMIT. It is expressly understood and agreed that AMIT shall have no liability or obligation to perform or discharge any obligation, duty or liability under any contract, lease, sublease, license, permit or agreement described herein.

Date:  As of October 31, 1995             ANGELES INCOME PROPERTIES,
                                          LTD. V, a California limited
                                          partnership


                                          By:   ANGELES REALTY CORPORATION
                                                II, a California
                                                corporation, general
                                                partner


                                                By: /s/ Robert D. Long, Jr.
                                                Its: CAO/Controller

STATE OF SOUTH CAROLINA )
                        )     ss:
COUNTY OF GREENVILLE    )

      The foregoing instrument was acknowledged before me this 14th day of November, 1995, by Robert D. Long, Jr. the CAO/Controller of Angeles Realty Corporation II, a California corporation, general partner of Angeles Income Properties, Ltd. V, a limited partnership under the laws of California, on behalf of the limited partnership.

                                    /s/ Antoinette M. Wolf
                                    Notary Public




                                    EXHIBIT A





      Lots 4, 5, 6, 7 and 8, Block 3, University Industrial Park, Anoka County, Minnesota.